I-STORM, INC.

                            ACTION BY WRITTEN CONSENT
                  IN LIEU OF ANNUAL MEETING OF THE STOCKHOLDERS

         The undersigned, being the stockholders of I-Storm, Inc., a Nevada corporation (the "Corporation"), in lieu of annual meeting hereby take the following actions and adopt the following resolutions by written consent, pursuant to 78.320 of the Nevada Revised Statutes, to take effect as set forth herein, and hereby direct the Secretary of the Corporation (the "Secretary") to make this instrument a part of the records of the Corporation.

         WHEREAS, the undersigned shareholders deem it advisable to authorize and approve the adoption of a 1998 Supplemental Incentive and Non-Statutory Option Plan ("1998 B-Plan") for options to purchase 1.5 million shares of Common Stock of the Corporation;

         WHEREAS, the undersigned shareholders deem it advisable and in the best interests of the Corporation to elect the following directors to serve a one year term until the next annual meeting of the shareholders: Calbert Lai, Matthew Howard, Joseph Hoffman, Warren Flick and Tommy Bennett

         WHEREAS, the undersigned shareholders deem it advisable and in the best interests of the Corporation to approve and ratify the issuance of stock options to the following directors and officers of the Corporation and further to approve and ratify that certain of such stock options become stock options under the 1998 B-Plan:

         Matthew Howard    100,000 shares of common stock exercisable
                           over 10 years vesting ratably on a monthly basis over 3 years with certain performance acceleration rights.
                           Such options shall be granted under the 1998 B-Plan.

         Gordon Leong      Options to purchase 150,000 shares of Common
                           Stock, exerciseable until December 31, 2009. Such options would vest ratably on a monthly basis over a period of three years from the date of hire. The vesting of the options would also be accelerated so that 60,000 options would vest at the time that the first E-commerce CyberStore of the Company becomes operational; and an additional 45,000 options would vest at the time that the second E-commerce
                           CyberStore shall becomes operational. Finally, an additional 45,000 options would vest at the time that the third E-commerce CyberStore shall becomes operational. Such options shall be granted under the 1998 B-Plan.

         Irfan Salim       Options to purchase 350,000 shares of Common
                           Stock at today's price per share, exercisable until December 31, 2009. Such options would vest ratably on a monthly basis over a period of three years from the date of hire. The vesting of the options would also be accelerated so that 100,000 options would vest at the time that the first E-commerce CyberStore of the Company becomes operational; and an additional
                           100,000 options would vest at the time that the second E-commerce CyberStore shall becomes operational. Finally, an additional 100,000 options would vest at the time that the third E-commerce
                           CyberStore shall becomes operational. Such options shall be granted under the 1998 B-Plan.

         WHEREAS, the undersigned shareholders deem it advisable and in the best interests of the Corporation to approve and ratify actions of the Board of Directors and officers of the Corporation, to the extent such approval and ratification is necessary under Nevada law, with respect to any actions which have been taken by either the Board or the officers in connection with the approval of minutes of the Board since July 23, 1998;

         WHEREAS, the signatories below constitute in the aggregate the ownership of 57.7% of outstanding shares of Common Stock issued and outstanding;

         NOW THEREFORE, be it

         RESOLVED, that the undersigned shareholders deem it advisable to authorize and approve the adoption of a 1998 SupplementalIncentive and Non-Statutory Option Plan for options to purchase 1.5 million shares of Common Stock of the Corporation ("1998 B-Plan"). Such Plan will provide that options granted under the Plan may be either incentive stock options or nonstatutory stock options, as designated by the Board of Directors; options granted under the Plan will expire on the tenth anniversary of the date of grant; the exercise price of each incentive stock option will be no less than 100% of the fair market value of the common stock at the date of the grant; the exercise price of each nonstatutory stock option will be no less than 85% of the fair market value of the common stock at the date of the grant; the exercise price to an optionee who possesses more than 10% of the total combined voting power of all classes of stock will be no less than 110% of the fair market value of the common stock at the date of the grant and is not exercisable after the expiration of five years from the date of grant; vesting provisions of individual options under the 1998 B-Plan may vary as the Board of Directors will have the authority to set exercise dates, payment terms and other provisions for each grant. The options granted under the 1998 B-Plan and the stock underlying such options will not be exempt from registration under the federal securities laws.

         RESOLVED, that the undersigned shareholders deem it advisable and in the best interests of the Corporation to elect the following directors to serve a one year term until the next annual meeting of the shareholders: Calbert Lai, Matthew Howard, Joseph Hoffman, Warren Flick and Tommy Bennett;:

         RESOLVED, that the undersigned shareholders deem it advisable and in the best interests of the Corporation to approve and ratify the issuance of the following stock options to the following directors and officers of the
Corporation:

         RESOLVED, the undersigned shareholders deem it advisable and in the best interests of the Corporation to approve and ratify the issuance of stock options to the following directors and officers of the Corporation and further to approve and ratify that certain of such stock options become stock options under the 1998 B-Plan:

         Matthew Howard    100,000 shares of common stock exercisable
                           over 10 years vesting ratably on a monthly basis over 3 years with certain performance acceleration rights.
                           Such options shall be granted under the 1998 B-Plan.

         Gordon Leong      Options to purchase 150,000 shares of Common
                           Stock at, exercisable at $2.00 per share, exerciseable until December 31, 2009. Such options would vest ratably on a monthly basis over a period of three years from the date of hire. The vesting of the options would also be accelerated so that 60,000 options would vest at the time that the first
                           E-commerce CyberStore of the Company becomes operational; and an additional 45,000 options would vest at the time that the second E-commerce
                           CyberStore shall becomes operational. Finally, an additional 45,000 options would vest at the time that the third E-commerce CyberStore shall becomes operational. Such options shall be granted under the 1998 B-Plan.

         Irfan Salim       Options to purchase 350,000 shares of Common
                           Stock at today's price per share, exercisable until December 31, 2009. Such options would vest ratably on a monthly basis over a period of three years from the date of hire. The vesting of the options would also be accelerated so that 100,000 options would vest at the time that the first E-commerce CyberStore of the Company becomes operational; and an additional
                           100,000 options would vest at the time that the second E-commerce CyberStore shall becomes operational. Finally, an additional 100,000 options would vest at the time that the third E-commerce
                           CyberStore shall becomes operational. Such options shall be granted under the 1998 B-Plan.

         RESOLVED, that pursuant to Nevada statute, the record date of this consent shall be deemed to be the date the actions hereunder are taken; and, further

         RESOLVED, that the officers of the Corporation, and each of them, be and hereby are authorized and directed to execute and deliver, for and on behalf of the Corporation, and affix the corporate seal thereto, where appropriate, such agreements and such covenants, guarantees, representations, certificates and such other documents, and to pay such amounts, deliver such notes, checks and agreements, to take such action and in general to do all such things as may be necessary or appropriate to give effect to the foregoing resolution.

         This shareholder consent may be executed in in any number of counterparts, each of which shall be an original, but all of which together shall constitute one original.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first indicated above.


Shares Owned:  297,642                           CALBERT LAI

Date:  December__, 1999                          ______________________________
                                                 Calbert Lai



Shares Owned:  297,642                           STEPHEN VENUTI

Date:  January 27, 2000                          /s/ Stephen Venuti
                                                 -------------------------------
                                                 Stephen Venuti



Shares Owned:  1,000,000                         JSM HOLDING CORP.

Date:  January 27, 2000                          /s/ John Matthews
                                                 -------------------------------
                                                 John Matthews

Shares Owned: 135,000                            AVON BRILL, LLC

Date:  January 27, 2000                          /s/ Leon D. Burrows
                                                 -------------------------------
                                                 Leon D. Burrows, Manager


Shares:  125,000                                 MACKENZIE SHEA, INC.

Date:  January 27, 2000                          /s/ Robert Kendrick
                                                 -------------------------------
                                                 Robert Kendrick, President


Shares Owned:  240,000                           SOMA 2000, L.L.C.

Date:  January 27, 2000                          /s/ Leon D. Burrows
                                                 -------------------------------
                                                 Leon D. Burrows, Manager


Shares Owned:  175,000                           LA PLAZA CAPITAL, INC.

Date:  January 27, 2000                          /s/ Adriel Brathwaithe
                                                 -------------------------------
                                                 Adriel Brathwaithe,
                                                 Authorized Signatory


Shares Owned : 125,000                           THOMAS SCHULTZ

Date:  January 27, 2000                          /s/ Thomas Schultz
                                                 -------------------------------
                                                 Thomas Schultz


Shares Owned:  200,000                           KAYNE INTERNATIONAL
                                                 CORPORATION

Date:  January 27, 2000                          /s/ Adriel Brathwaite
                                                 -------------------------------
                                                 Adriel Brathwaite,
                                                 Authorised Signatory

Shares Owned:  90,000                            DANIEL BOUTCHER

Date:  January 27, 2000                          /s/ Daniel Boutcher
                                                 -------------------------------
                                                 Daniel Boutcher


Shares owned: 9,999                              CORY ROBERTS

Date:  January 27, 2000                          /s/ Cory Roberts
                                                 -------------------------------
                                                 Cory Roberts


Shares owned: 40,000                             WINK CAPITAL

Date:  January 27, 2000                          /s/
                                                 -------------------------------

                                                 Name: ________________________

                                                 Position: ____________________


Shares owned:  99,960                            ROBERT WILSON

Date:  January 27, 2000                          /s/ Robert Wilson
                                                 -------------------------------
                                                 Robert Wilson, IRA
                                                 Security Trust Trustee


Shares owned: 19,992                             CUSHMAN JOHNSON

Date:  January 27, 2000                          /s/ Glenn Cushman
                                                 -------------------------------
                                                 Glenn Cushman, Principal